Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 29, 2011 relating to the financial statements of the Refining, Marketing & Transportation Business of Marathon Oil Corporation which appears in Marathon Petroleum Corporation’s Form 10 filed on May 26, 2011. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Houston, TX

July 1, 2011